Exhibit (M)(6)

EXHIBIT A

TO AMENDED AND RESTATED RULE 12B-1 DISTRIBUTION PLAN

(EFFECTIVE JANUARY 22, 2013)

Name of Series and Class

ICON Asia-Pacific Region Fund

Class A

Class C

ICON Bond Fund

Class A

Class C

ICON Fund

Class A

Class C

ICON Risk-Managed Balanced Fund

Class A

Class C

ICON Equity Income Fund

Class A

Class C

ICON Europe Fund

Class A

Class C

ICON International Equity Fund

Class A

Class C

ICON Long/Short Fund

Class A

Class C

ICON Consumer Discretionary Fund

Class A

Class C

ICON Consumer Staples Fund

Class A

Class C

ICON Energy Fund

Class A

Class C

ICON Financial Fund

Class A

Class C

ICON Healthcare Fund

Class A

Class C

ICON Industrials Fund

Class A

Class C

ICON Information Technology Fund

Class A

Class C

ICON Materials Fund

Class A

Class C

ICON Utilities Fund

Class A

Class C

Effective JANUARY 22, 2013